EXHIBIT 23.1


                         CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


          We have issued our report dated April 13, 2001 (except for Note 13, as to which the date is May 3, 2001 and except for Note 14, as to which the date is September 24, 2001), accompanying the financial statements of Vsource, Inc. incorporated by reference in the Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in the Registration on Form S-8.

/s/  GRANT THORNTON LLP

Los Angeles, California
December 4, 2001


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